UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RS Investment Trust

(Name of Registrant as Specified in its Charter)

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☒	No fee required.
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☐	Fee paid previously with preliminary materials.
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IMPORTANT NOTICE

Shareholder Meeting Adjourned to October 28, 2009

A Meeting (the “Meeting”) of shareholders of RS Smaller Company Growth Fund (the “Fund”) was held on June 5, 2009, adjourned to July 21, 2009, and subsequently adjourned to August 4, 2009. The Meeting has been further adjourned to allow for solicitation of additional proxies on the reorganization proposal as described in the proxy materials previously distributed to you. The adjourned Meeting will be held on October 28, 2009, at the offices of RS Investment Trust, 388 Market Street, San Francisco, CA 94111.

The Board of Trustees of the Fund has established a new record date of September 10, 2009 for the adjourned Meeting. Only shareholders of record at the close of business on the new record date are entitled to notice of and to vote at the adjourned Meeting (and any further adjournments thereof).

– IF YOU HAVE NOT PREVIOUSLY VOTED YOUR SHARES, please cast your vote on the enclosed proxy card and return in the envelope provided. You may also cast your vote by telephone or internet using the instructions provided on the enclosed proxy card. The Board of Trustees of the Fund recommends that shareholders of the Fund vote “FOR” the proposal.

PLEASE REMEMBER TO VOTE YOUR SHARES AS SOON AS POSSIBLE.

– IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, no action is necessary. Unless we receive instructions from you to the contrary, we will vote your shares according to your instructions on any previously submitted proxy card or pursuant to any instructions previously submitted by telephone or through the internet.

– IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND WISH TO CHANGE YOUR VOTE, you may do so by following the directions on the enclosed proxy card or by casting your vote by telephone or internet using the instructions provided on the enclosed proxy card.

A copy of the proxy materials is enclosed for any shareholders who have not previously received the materials. If you have previously received the materials, but would like another copy, please contact the Fund at 1-800-766-3863.